EXHIBIT 10.2

                         NEWRIDERS, INC.
               1040 East Herndon Avenue, Suite 102
                    Fresno, California  93720




March 11, 1997

Mr. John Martin
567 San Nicolas Drive, Suite 400
Newport Beach, California  92660

Dear John:

     Newriders, Inc. (the "Company") is pleased to offer you a position as a member of its Board of Directors, effective immediately. Obviously, the Company will stand to benefit tremendously from your reputation, experience and leadership in the restaurant industry. Your passion for motorcycles only adds to the excitement which all of the Board members feel about the prospect of your joining us.

     The purpose of this letter is to set forth the compensation you will receive upon your becoming a director. By way of information the Company is planning to register its securities with the Securities and Exchange Commission on Form 10-SB within the next two weeks. This registration statement shall become effective no later than 60 days following its filing. During said 60 day period the Company intends to adopt a plan (the "Company's Stock Plan") covering 2,000,000 of its shares of common stock which will allow for the direct issuance of said shares and/or the granting of options with respect to said shares. Immediately following the effectiveness of the Company's registration statement on Form 10-SB, the Company intends to file a registration statement on Form S-8 (which will immediately be effective) for the purpose of registering (i) the stock and options which have been or may subsequently be granted pursuant to the Company's Stock Plan, (ii) the stock and options granted to you pursuant to this letter in the event they are granted outside of the Company's Stock Plan, and (iii) the resale by you (and others) of the stock granted to you and hereunder and the stock received by you upon exercise of the options granted to you hereunder. Although you will be able to sell shares immediately upon the effectiveness of the S-8 registration statement, as a Board member you will be limited to the number of shares you can sell by the volume limitations contained in Rule 144 which have been explained to you.

     The specifics of the compensation to be paid to you upon your becoming a director are as follows:













Mr. John Martin
March 11, 1997
Page 2



     1. There will be issued to you 50,000 shares of the Company's common stock.

     2. You will be granted options to acquire an additional 500,000 shares of the Company's common stock, which options will be subject to the following:

               a. Your right to exercise the options as to 250,000 shares shall be fully vested immediately; your right to exercise the options as to 125,000 shares shall vest upon your having completed one (1) year of service as a director of the Company; your right to exercise the options as to the remaining 125,000 shares shall vest upon your having completed two (2) years of service as a director of the Company.

               b. The term of the options shall be for ten years from the date of grant.

               c.     The option price shall be $2.50 per share.

               d. As to options in which you are vested, you will be entitled to exercise the options at any time in whole or in part during their term, whether or not you remain a director or otherwise affiliated with the Company.

               e. In addition to any other methods of exercise which may be provided for generally in the Company's Stock Plan, after a period of two years from your commencing to be a director (or sooner if sooner provided for other participants in the Company's Stock Plan), you will be entitled to exercise your options in whole or in part by either (i) using existing shares of the Company's common stock, meaning that you may deliver common shares of the Company already owned by you with an aggregate fair market value on the date of exercise equal to the purchase price and/or (ii) effecting a "cashless exercise," meaning that you may surrender your option and receive a number of shares of common stock equal to the full number of shares of common stock subject to the option less that number of shares having an aggregate fair market value on the date of exercise equal to the purchase price.

               f. The options shall be subject to the same anti-dilution provisions as may be contained in the Company's stock plan.

               g. Notwithstanding the provisions of subjection a above, your right to exercise any unvested options shall automatically become fully vested immediately upon your termination of service with the Board of Directors of the Company for "good reason". For purposes of this Agreement, "good reason" shall mean any of the following:










Mr. John Martin
March 11, 1997
Page 3

                         (1)     Your failure to be re-elected to the Board of
Directors or removal from the Board of Directors by action of the shareholders of the Company.

                         (2)     Failure of the Company to implement and
follow agreed upon policies of corporate governance.

                         (3)     Failure of the Company to make substantial
progress in implementing its business plan as set forth in the Form 10 filed with the Securities and Exchange Commission or as otherwise modified by the Board of Directors of the Company.

                         (4)     There is internal discord among the members
of the Board of Director and policies material to the conduct of business of the Company are adopted by the Board which are opposed by you.

                         (5)     There is a material adverse change in the
business or financial condition of the Company or its business prospects.

                         (6)     The Company is sued or otherwise engages in
business activity which in your judgment exposes members of the Board of Directors to personal liability not covered by insurance.

                         (7)     The Company shall engage in activities in
violation of law.

     The shares and options to be issued to you may be part of the Company's Stock Plan if issuances under the Company's Stock Plan are consistent with the above provisions for your benefit.

     The Company is also in agreement that upon your becoming a Board member, it will enter into an indemnity agreement with you in the form attached as Exhibit "A" to this letter.

     Any dispute which may arise with respect to this Agreement shall be resolved by arbitration to be conducted in Orange County, California pursuant to the provisions of California Civil Code of Procedure 1280 et seq. The prevailing party in any such proceeding shall be entitled to recover its attorneys fees, in addition to its costs of the proceeding.


















Mr. John Martin
March 11, 1997
Page 4


     I look forward to your reply.

                                   Very truly yours,


                                   /s/ Michael Purcell

                                   MICHAEL PURCELL,
                                   President and Chief
                                   Executive Officer of
                                   NEWRIDERS, INC.